Exhibit 10.3.4

AMENDMENT No. 4 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT No. 4 TO EMPLOYMENT AGREEMENT (“Amendment No. 4”), is entered into as of May 4, 2016, by and between Third Point Reinsurance Ltd., a Bermuda company (the “Company”), and J. Robert Bredahl (the “Executive”).

WHEREAS, the Company and the Executive entered into a certain Employment Agreement dated as of January 26, 2012, an Amendment No. 1 to Employment Agreement dated as of November 10, 2014, an Amendment No. 2 to Employment Agreement dated as of March 1, 2015, and an Amendment No. 3 to Employment Agreement dated as of November 24, 2015 (the “Employment Agreement”); and

WHEREAS, the parties wish to extend the Executive’s Employment Term for an additional three year period following the initial three years of the Employment Term, continuing effectiveness of this Employment Agreement from January 26, 2015; and

WHEREAS, the parties hereto wish to reflect the revised Base Salary of the Executive with effect from April 1, 2016; and

WHEREAS, in consideration of the mutual agreements set forth below and for other good and valuable consideration given by each party to this Amendment No. 4 to the other, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Employment Agreement on the terms set forth below.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.      Section 1, Employment Term, of the Employment Agreement shall be amended to read in its entirety as follows:

“1. Employment Term. Except for earlier termination as provided for in Section 5 hereof, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, subject to the terms and provisions of this Agreement, for the period commencing on January 26, 2015 (the “Effective Date”) and ending on the third anniversary of such date (the “Employment Term”); provided that on the third anniversary of the Effective Date, and on each anniversary of the Effective Date thereafter, the Employment Term shall be extended for an additional year, unless either the Executive or the Company shall have given notice at least 90 days prior to such anniversary not to extend the Employment Term.”

Exhibit 10.3.4

2. Section 3(a) of the Employment Agreement shall be amended to read in its entirety as follows:

“3. Compensation and Benefits

(a)         Base Salary. During the Employment Term and with effect from April 1, 2016, in full consideration of the performance by the Executive of the Executive’s obligations hereunder (including any services as an officer, director, employee, or member of any committee of any affiliate of the Company, or otherwise on behalf of the Company), the Executive shall receive from the Company a base salary (the “Base Salary”) at an annual rate of $800,000 per year, payable in accordance with the normal payroll practices of the Company then in effect.”

3.    The parties hereto agree that except as specifically set forth in this Amendment No. 4, each and every provision of the Employment Agreement shall remain in full force and effect as set forth therein.

[Signature Page Follows]

Exhibit 10.3.4

IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to be executed, and the Executive has hereunto set his hand, in each case effective as of the day and year first above written.
THIRD POINT REINSURANCE LTD.
_By: /s/ John R. Berger
_________________________________
Name: John R. Berger
Title: Chairman and Chief Executive Officer

_By: /s/ Christopher S. Coleman
______________________________
Name: Christopher S. Coleman
Title: Chief Financial Officer

EXECUTIVE

/s/ J. Robert Bredahl
________________________________________
J. Robert Bredahl